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                                                                    EXHIBIT 10.6

                                CHOICEPOINT INC.
                            DEFERRED SHARES AGREEMENT
                           FOR EMPLOYEES AND OFFICERS

      This AGREEMENT (the "Agreement") is made as of the ____ day of _________, ____ (the "Date of Grant"), between CHOICEPOINT INC., a Georgia corporation (the "Company") and ____________________ (the "Grantee").

1. GRANT OF DEFERRED SHARES. Subject to, and upon the terms, conditions and restrictions set forth in this Agreement and in the Company's 2003 Omnibus Incentive Plan (the "Plan"), the Company hereby grants to the Grantee as of the Date of Grant __________ Deferred Shares of Company Common Shares. The Deferred Shares shall be fully paid and nonassessable and shall be represented by a certificate registered in the name of the Grantee and issued at the time of delivery provided below.

2. RESTRICTIONS ON TRANSFER OF DEFERRED SHARES. The right to receive Deferred Shares

      (a) may not be sold, pledged, exchanged or otherwise encumbered or disposed of by the Grantee, and,

      (b) may not be assigned or transferred, except that the right to eventual distribution of the Deferred Shares may be transferred (A) to the Company, a Family Member of the Grantee, or entities controlled by or benefiting them, as described in Section 12 of the Plan and then (B) (i) if during the Grantee's life, only upon the approval of the Company's Chief Financial Officer and/or its Vice President with responsibility for compensation and benefits, or (ii) by execution and delivery of a Beneficiary Designation Form provided by the Company or, if none, by will or by the laws of descent and distribution, until they have been delivered in accordance with this Agreement to the Grantee or the appropriate transferee.

3. DELIVERY OF DEFERRED SHARES. (a) The Deferred Shares shall be delivered to the Grantee or approved transferee upon the day following the Grantee's termination of employment with the Company subsequent to [TERMINATION DATE OF EMPLOYMENT AGREEMENT], provided, however, that in the case of a Grantee who is a "specified employee" (within the meaning of Section 409A of the Code), such delivery shall be delayed until six months following the Grantee's "separation from service" (within the meaning of Section 409A of the Code), or, if earlier, the Grantee's death.

      (b) Notwithstanding subsection (a) above, in the event that the Grantee terminates his employment with the Company subsequent to [3 YEARS FROM GRANT DATE], but prior to [TERMINATION DATE OF EMPLOYMENT AGREEMENT], with the consent of the Board of Directors of the Company, the Board may also determine that the Grantee shall be entitled to receive all of, or fewer than, the number of Deferred Shares referred to in Section 1, adjusted as appropriate pursuant to

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            Section 4 hereof, and said Deferred Shares shall be delivered to the
            Grantee as soon as practicable following his termination of employment, provided, however, that in the case of a Grantee who is a "specified employee" (within the meaning of Section 409A of the Code), such delivery shall be delayed until six months following the Grantee's "separation from service" (within the meaning of Section 409A of the Code), or, if earlier, the Grantee's death.

      (c) In the event that the Grantee terminates employment with the Company prior to [TERMINATION DATE OF EMPLOYMENT AGREEMENT], for any reason other than as described in subsection (b) above, or following a Change in Control (as defined in the Plan), the Grantee shall forfeit all right to the Deferred Shares and to any deferred dividends, described below.

4. DIVIDEND, VOTING AND OTHER RIGHTS. Until delivery of the Deferred Shares to the Grantee pursuant to Section 3, the Grantee shall have none of the rights of a shareholder of the Company. The number of Deferred Shares to which the Grantee has a right hereunder shall be appropriately adjusted, however, as are any other outstanding Common Shares, in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company.

5. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the issuance or delivery of the Deferred Shares or Common Shares or other securities or cash pursuant to this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of the minimum statutory withholding obligation by surrendering to the Company a portion of the Common Shares that are to be delivered to the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender.

6. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Deferred Shares or Common Shares or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

7. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering Employees, Officers or Directors of the Company.

8. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent. Notwithstanding the foregoing, this

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      Agreement shall be amended in such particulars as are necessary or appropriate to reflect the applicable provisions of section 409A of the Internal Revenue Code of 1986, as amended, in order to avoid current taxation of the grant made pursuant hereto, and to avoid any penalty taxes imposed on noncomplying arrangements.

9. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

10. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

11. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Georgia.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

                                                  CHOICEPOINT INC.

                                                  By:___________________________

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      The undersigned Grantee hereby (i) acknowledges receipt of an executed original of this Agreement and (ii) accepts the right to receive the Common Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

                                                  ______________________________
                                                  Grantee

                                                  Date:_________________________

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